Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8, Nos. 333-66993 and 333-50292) pertaining to the 1998 Employee Stock Purchase Plan of Adept Technology, Inc. of our report dated August 19, 2005, with respect to the consolidated financial statements and schedule of Adept Technology, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California

December 2, 2005